Exhibit 99.1

[GRAPHIC]

Poniard Pharmaceuticals Appoints Ronald A. Martell to Board of Directors

Seattle and San Francisco (June 27, 2006) — Poniard Pharmaceuticals, Inc. (NASDAQ: PARD) today announced the appointment of Ronald A. Martell, Senior Vice President of Commercial Operations at ImClone Systems Incorporated, to the Company’s board of directors. His appointment increases the number of directors on the Poniard board to nine.

Since joining ImClone Systems in 1998 from Genentech Inc., where he was responsible for marketing Herceptin® for metastatic HER-2 positive breast cancer and Rituxan® for non-Hodgkins lymphoma, Martell has built ImClone Systems’ Commercial Operations and field sales force to market and commercialize Erbitux® for the treatment of certain patients with colorectal and head and neck cancers with partners Bristol-Myers Squibb and Merck KGaA.

“During his 20-year career in biotechnology, Ron has played an instrumental role in the commercialization of some of the industry’s most high-profile, successful cancer therapies,” said Jerry McMahon, Ph.D., chairman, president and CEO of Poniard. “His proven track record and understanding of the oncology market will be invaluable to Poniard as we advance picoplatin toward late-stage development and commercialization for the treatment of multiple solid tumors.”

Picoplatin is a new generation platinum therapy that provides a differentiated spectrum of activity and an improved safety profile. An intravenous chemotherapeutic agent, picoplatin is designed to overcome platinum resistance associated with the treatment of solid tumors. It is being studied in an ongoing multi-center Phase 2 clinical trial in patients with small cell lung cancer and in separate Phase 1/2 clinical trials in patients with colorectal and prostate cancers.

As Senior Vice President of Commercial Operations and member of ImClone Systems’ management committee, Martell oversees sales, marketing, and project and alliance management. He also guides corporate, strategic and portfolio planning and management for the Company. Prior to joining ImClone Systems, Martell worked for 10 years at Genentech in a variety of positions, most recently as manager, oncology products.

“I look forward to working with Poniard’s Board and management team to advance the development of picoplatin, a product candidate unique among currently available platinum agents,” said Martell. “Thanks to its distinctive properties, picoplatin has the potential to become a valuable product with applicability across a number of cancers.”

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a global specialty pharmaceutical company focused on the discovery, development and commercialization of innovative oncology products to impact the lives of people with cancer. Picoplatin, the Company’s lead product candidate, is a new generation platinum therapy that provides a differentiated spectrum of activity and an improved safety profile. An intravenous chemotherapeutic agent, picoplatin is designed to overcome platinum resistance associated with the treatment of solid tumors. Picoplatin currently is being studied in clinical trials for the treatment of small cell lung, colorectal and hormone-refractory prostate cancers. As part of its strategic goal of building a diverse oncology pipeline, the Company is collaborating with the Scripps Florida Research Institute on the discovery of novel, small-molecule, multi-targeted protein kinase inhibitors. For additional information please visit www.poniard.com.

This release contains forward-looking statements, including statements regarding the Company’s business model, discovery and development programs and clinical trial activities. The Company’s actual results may differ materially from those indicated in these forward looking statements based on a number of factors, including anticipated operating losses, uncertainties associated with research, development, clinical trials and related regulatory approvals, future capital needs and uncertainty of additional financing, competition, uncertainties associated with intellectual property, dependence on third-party manufacturers, suppliers and collaborators, lack of sales and marketing experience, loss of key personnel, uncertainties associated with market acceptance, technology change and government regulation, and the other risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

© 2006 Poniard Pharmaceuticals, Inc. All Rights Reserved.

For Further Information:

Julie Rathbun
Corporate Communications
Poniard Pharmaceuticals
750 Battery Street, Suite 400
San Francisco, CA 94111
206-286-2517
jrathbun@poniard.com